Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated December 18, 2009, relating to the consolidated financial statements of Technical Communications Corporation as of and for the year ended September 26, 2009, into this Amendment No. 1 to Registration Statement No. 333-174247.
We also consent to the reference to our firm under the caption “Experts” in this Form S-3, which is part of this Registration Statement.
Very truly yours,

/s/ Caturano and Company, Inc. Caturano and Company, Inc. (formerly Caturano and Company, P.C.)
Boston, Massachusetts
June 7, 2011